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EXHIBIT 23.10

[PURVIN & GERTZ LETTERHEAD]

Consent of Purvin & Gertz, Inc.

    We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of PDVSA Finance Ltd. of our report entitled "U.S. Market Analysis of Venezuelan Crude Oil and Refined Products," dated May 2001, included PDVSA Finance Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2000.

    We also consent to the reference to us under the heading "Independent Consultant" in such Registration Statement.

PURVIN & GERTZ, INC.
By: /s/ R.A. McKetta
R.A. McKetta
Vice President

July 18, 2001

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  EXHIBIT 23.10
[PURVIN & GERTZ LETTERHEAD] Consent of Purvin & Gertz, Inc.